As filed with the Securities and Exchange Commission on August 15, 1995

                                                       Registration No. 33-

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                                  FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                 _______________

                                 MICROFRAME, INC.
             (Exact Name of Registrant as Specified in Its Charter)

         New Jersey                                             22-2413505
  (State or Other Jurisdiction of                           (I.R.S. Employer
   Incorporation or Organization)                          Identification No.)

   21 Meridian Road, Edison, New Jersey                            08820
 (Address of Principal Executive Offices)                        (Zip Code)

                             1994 STOCK OPTION PLAN
                            (Full Title of the Plan)
                                Lonnie L. Sciambi
                      President and Chief Executive Officer
                                 MicroFrame, Inc.
                   21 Meridian Road, Edison, New Jersey 08820
                     (Name and Address of Agent for Service)
                                 (908) 494-4440
          (Telephone Number, Including Area Code, of Agent for Service)

                                 With a copy to:
                              James Alterbaum, Esq.
                       Parker Chapin Flattau & Klimpl, LLP
                           1211 Avenue of the Americas
                            New York, New York  10036

                         CALCULATION OF REGISTRATION FEE



                                                 Proposed        Proposed
  Title of                                        Maximum         Maximum
  Securities         Amount        Offering      Aggregate       Amount of
  to be              to be          Price         Offering      Registration
  Registered     Registered(4)   Per Share(1)     Price(1)          Fee

  Common         86,300 shares     $1.83(2)    $157,929.00(2)    $  54.46
  Stock, $.001   15,814 shares     $2.14(2)    $ 33,841.96(2)    $  11.67
  par value      20,000 shares     $2.31(2)    $ 46,200.00(2)    $  15.93
                 23,000 shares     $2.56(2)    $ 58,880.60(2)    $  20.30
                 40,000 shares     $2.75(2)    $110,000.00(2)    $  37.93
                 26,733 shares     $2.87(2)    $ 76,723.71(2)    $  26.46
                 38,153 shares     $3.00(3)    $114,459.00(2)    $  39.47
                --------------                                   -------
  Total         250,000 shares                                   $206.22

  (1) Estimated solely for purposes of calculating the registration fee.
  (2) Based, pursuant to Rule 457(h), on the exercise price of the related option.
  (3) Based, pursuant to Rule 457(c), on $3.00 per share, which was the average of the bid and ask prices of the Registrant's Common Stock on the OTC Electronic Bulletin Board on August 4, 1995.
  (4) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional shares which may become issuable by operation of the antidilution provisions of the Plan.

                                       PART I

                              INFORMATION NOT REQUIRED
                           IN THE REGISTRATION STATEMENT



                                       PART II


                            INFORMATION REQUIRED IN THE
                              REGISTRATION STATEMENT


  ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

           The following documents, filed with the Securities and Exchange Commission (the "Commission") by MicroFrame Inc., a New Jersey corporation (the "Company"), are incorporated herein by reference:

                (a) The Company's annual report filed on Form 10-KSB for the year ended March 31, 1995; and

                (b) The Company's quarterly report filed on Form 10-QSB for the quarter ended June 30, 1995, pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                (c) The description of the Company's common stock, par value $.001 per share (the "Common Stock"), which is contained in the Company's Form S-18 Registration Statement (No. 2-93800-NY) filed on October 16, 1984.

           In addition, all documents filed by the Company with the Commis-sion pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents with the Commission. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement, except as indicated herein.

  ITEM 4.  DESCRIPTION OF SECURITIES

           Inapplicable.


  ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

           Inapplicable.

  ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

           The Company is incorporated under the laws of the State of New Jersey. Section 14A:3-5 of the New Jersey Business Corporation Act permits indemnification of directors, officers and employees of a corporation under certain conditions and subject to certain limitations. Article Seventh of the Company's Amended Certificate of Incorporation, as amended (the "Amended Certificate"), contains provisions for the indemnification of directors, officers and other corporate agents against certain liabilities and expenses, each to the fullest extent permitted by the New Jersey Business Corporation Act. In addition, Article Seventh of the Amended Certificate provides that a director of the Company shall not be personally liable to the Company or its shareholders, except for liability for any breach of duty based upon an act or omission (i) in breach of the director's duty of loyalty to the Company or its shareholders, (ii) not in good faith or involving a knowing violation of law, or (iii) resulting in receipt by the director of an improper personal benefit.

           The Company's By-Laws contain no provision regarding indemnification of officers or directors.

  ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

           Inapplicable.

  ITEM 8.  EXHIBITS

           See Index to Exhibits, attached hereto.

  ITEM 9.  UNDERTAKINGS

           1.    The Company hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the




                 registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or
  Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

           (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            2. The Company hereby undertakes that, for purposes of deter-mining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the Company in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.







                                     SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edison, State of New Jersey, on the 15th day of August, 1995.

                                             MICROFRAME, INC.


                                             By:/s/ Lonnie L. Sciambi

                                             Lonnie L. Sciambi
                                             President and Chief
                                             Executive Officer


           Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature               Title                         Date

 /s/ Lonnie L. Sciambi   President and Chief           August 15, 1995
     Lonnie L. Sciambi    Executive Officer, Director
                          (Principal Executive Officer)

 /s/ Mark A. Simmons     Vice President, Operations    August 15, 1995
     Mark A. Simmons      and Chief Financial Officer
                           (Principal Financial and
                           Accounting Officer)

 /s/ Stephen M. Deixler  Chairman of the Board         August 15, 1995
     Stephen M. Deixler   of Directors

 /s/ William H. Whitney  Director                      August 15, 1995
     William H. Whitney

 /s/ Michael Radomsky    Director                      August 15, 1995
     Michael Radomsky

 /s/ David I. Gould      Director                      August 15, 1995
     David I. Gould

 /s/ Michehl R. Gent     Director                      August 15, 1995
     Michehl R. Gent



 /s/ Stephen P. Roma     Director                      August 15, 1995
     Stephen P. Roma

 /s/ P. David Bocksch    Director                      August 15, 1995
     P. David Bocksch





















                                    EXHIBIT INDEX

  Exhibit
  Number                                                               Page No.

   4.1(a) Certificate of Incorporation of the Company, as amended, filed June 3, 1982 (Incorporated by reference to Exhibit 3.2 to the Company's Form 10-K for the fiscal year ended March 31, 1992).

  4.1(b)    Amendment to Certificate of Incorporation filed
            September 14, 1992 (Incorporated by reference to
            Exhibit 3.3 of the Form 10-KSB for the fiscal year ended March 31, 1993).

  4.1(c) Amendment to Certificate of Incorporation filed September 20, 1993 (Incorporated by reference to
            Exhibit 3.4 of Amendment No. 1 to the Company's Registration Statement on Form SB-2 (No. 33-66688) dated October 26, 1993).

   4.2 By-Laws of the Company (Incorporated by reference to Exhibit 3.2 of Amendment 1 to the Company's
            Registration Statement on Form SB-2 (No. 33-66688) dated October 26, 1993.)

 *5.1       Opinion and consent of Parker Chapin Flattau & Klimpl,          9
            LLP, counsel to the Company, as to the legality of the Common Stock being registered.

 *23.1      Consent of  Price Waterhouse LLP, independent public           12
            accountants of the Company.

 *23.2      Consent of Parker Chapin Flattau & Klimpl, LLP                  9
            (contained in Exhibit 5.1).

  99.1 1994 Stock Option Plan of the Company (Incorporated by reference from the Company's Proxy Statement dated
            August 15, 1994 for the Company's Annual Meeting of
            Shareholders held on  September 19, 1994).


----------------------
 *  Filed herewith.
















                                             EXHIBIT 5.1











































                                          (PCKF Letterhead)


                                                August  15, 1995


  MicroFrame, Inc.
  21 Meridian Road
  Edison, New Jersey  08820

  Gentlemen:

           We have acted as counsel to MicroFrame, Inc., a New Jersey corporation (the "Company"), in connection with a Registration Statement on Form S-8 (the "Registration Statement") being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offering of 250,000 shares (the "Option Shares") of Common Stock, $.001 par value per share, to certain employees, directors and consultants of the Company, issuable upon exercise of options which either have been or may from time to time be granted by the Company under its 1994 Stock Option Plan (the "1994 Plan").

           In connection with the foregoing, we have examined originals or copies, satisfactory to us, of all such corporate records and of all such agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies or facsimiles. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates of officers or other representatives of the Company.

           Based upon and subject to the foregoing, we are of the opinion that the Option Shares, when issued and paid for in accordance with the 1994 Plan and in accordance with the options issuable pursuant to the 1994 Plan, upon exercise of which the Option Shares become issuable, will be validly issued, fully paid and non-assessable.




                                    -9-














            We hereby consent to filing of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,

                                       /s/ Parker Chapin Flattau & Klimpl, LLP

                                       PARKER CHAPIN FLATTAU & KLIMPL, LLP












































                                            EXHIBIT 23.1












































                                 CONSENT OF INDEPENDENT ACCOUNTANTS


  We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 19, 1995 appearing on page F1 of MicroFrame, Inc.'s Annual Report on Form 10-KSB for the year ended March 31, 1995.


  /s/ Price Waterhouse LLP
  PRICE WATERHOUSE LLP
  New York, New York
  August 8, 1995
























